EXHIBIT 99.1

Akorn Provides Preliminary Unaudited Full Year 2015 Financial Results and Issues 2016 Financial Guidance

- Preliminary 2015 GAAP Revenue of $985 Million -

- Preliminary 2015 GAAP EPS of $1.14; Preliminary Adjusted 2015 EPS of $1.93 -

- GAAP Revenue of $1.06 - $1.08 Billion Expected in 2016 -

- Adjusted EPS of $2.10 - $2.20 Expected in 2016; GAAP EPS of $1.56 - $1.66 -

- Conference Call and Webcast to Be Held At 10:00 a.m. EDT Today -

LAKE FOREST, Ill., March 22, 2016 (GLOBE NEWSWIRE) -- Akorn, Inc. (Nasdaq:AKRX), a leading specialty generic pharmaceutical company, today provided preliminary unaudited 2015 financial results and issued 2016 financial guidance. Akorn also provided material updates on several other important business items.

Preliminary net revenue for 2015 is anticipated to be approximately $985 million and preliminary GAAP diluted earnings per share (EPS) is expected to be $1.14. Preliminary non-GAAP adjusted EPS for 2015 is expected to be $1.93.

2015 Operating Highlights

  In 2015, Akorn received 15 product approvals and two tentative approvals from the U.S. Food and Drug Administration (FDA); including 11 abbreviated new drug application (ANDA) approvals, two abbreviated new animal drug application (ANADA) approvals, one new drug application (NDA) approval, one significant supplemental ANDA new product approval and two tentative ANDA approvals.
  Akorn’s R&D organization submitted 18 ANDA filings and one NDA filing to the FDA for approval during 2015.
  Akorn launched 12 new products in 2015, representing a combined IMS annual market size of $577 million.
  Akorn completed the operational integrations of Hi-Tech Pharmacal Co., Inc. and VersaPharm, Inc. and closed the acquisition of a sterile ophthalmic manufacturing facility in Hettlingen, Switzerland during the year.
  Akorn invested in its organizational capital in 2015, significantly expanding its accounting and finance organization, manufacturing and operations leadership and commercial infrastructure.

“I am pleased to announce our solid 2015 financial performance with record revenue and cash flow,” said Raj Rai, Akorn’s Chief Executive Officer. “Our strong financial performance is directly attributable to our disciplined acquisition strategy and robust pipeline initiatives. I would like to thank all our employees in making 2015 a successful year for Akorn. In our ongoing efforts to strengthen our organization, we have made deliberate investments in human capital throughout 2015 to support both short- and long-term growth as well as our operational objectives.”

Rai added, “We have transformed Akorn into a well-diversified specialty generics platform with a solid pipeline and growth opportunities. I am excited about the long-term prospects of our business as we look forward to the next phase of our growth.”

Restatement Update

It remains Akorn’s goal to file its restated 2014 financial information and delinquent 2015 financial results with the U.S. Securities and Exchange Commission (SEC) by May 9, 2016. Both the restated 2014 and delinquent 2015 financial results are expected to be filed with the SEC in one comprehensive Form 10-K.

As previously disclosed, Akorn estimates that the overstatement to full year 2014 net revenue and pretax income from continuing operations is approximately $35 million. These estimates are subject to the completion of the audit of the restated financial statements for the year ended December 31, 2014.

“Since joining Akorn late last year, my top priorities have been completing our restatement process, regaining financial reporting compliance and addressing our material weaknesses over financial controls and reporting,” said Duane Portwood, Akorn’s Chief Financial Officer. “Our internal 2014 restatement work is complete and I am pleased with the progress to date with respect to the audit effort underway as we move toward our goal of becoming current with our financial reporting by May 9. Furthermore, we have redesigned and improved the internal controls surrounding our significant accounting and financial reporting areas and I look forward to resolving our material weaknesses as soon as practicable.”

Summary Preliminary Financial Results for the Year Ended December 31, 2015

Akorn estimates net revenue of approximately $985 million and adjusted EPS of $1.93 (GAAP EPS of $1.14) for the twelve months ended December 31, 2015. Adjusted EBITDA for full year 2015 is estimated to be $455 million and cash flow from operations is estimated to be approximately $345 million. Akorn’s 2015 results are subject to audit by the Company’s independent registered public accounting firm. Additional full year 2015 preliminary financial metrics are detailed in Table 1 and a reconciliation to Akorn’s previous 2015 guidance is detailed in Table 5.

Akorn Expects 2016 Revenue Growth of Approximately Eight Percent and Non-GAAP Adjusted EPS Growth of At Least Nine Percent from Full Year 2015 Results

A tabular presentation of Akorn’s 2016 financial guidance is presented in Table 1 below. Akorn’s 2016 guidance contemplates adjusted non-GAAP expense items that present an analysis of Akorn’s continuing operations used to guide management decisions. Full reconciliations of GAAP to non-GAAP financial guidance metrics are available in Tables 6 - 11 at the end of this release.

Table 1: Akorn Preliminary 2015 Financial Performance and 2016 Financial Guidance

values in millions, except percentages and per-share amounts	Preliminary 2015 Financial Performance	2016 Financial Guidance
Net revenue	approx. $985	$1,060 - $1,080
GAAP gross margin percentage	approx. 60.2%	61% - 62%
Adjusted gross margin percentage (non-GAAP)	approx. 60.8%	61% - 62%
GAAP SG&A expense	approx. $261	$226 - $231
Adjusted SG&A expense (non-GAAP)	approx. $123	$133 - $138
GAAP R&D expense	approx. $41	$44 - $47
Adjusted R&D expense (non-GAAP)	approx. $38	$43 - $46
GAAP non-operating expense	approx. $62	approx. $53
Adjusted non-operating expense (non-GAAP)	approx. $50	approx. $41
GAAP income tax rate	approx. 37%	37% - 38%
Adjusted income tax rate (non-GAAP)	approx. 37%	37% - 38%
GAAP diluted earnings per share	$1.14	$1.56 - $1.66
Adjusted diluted earnings per share (non-GAAP)	$1.93	$2.10 - $2.20
Fully diluted shares outstanding	approx. 125.7	approx. 126
Adjusted EBITDA (non-GAAP)	approx. $455	$485 - $505
Capital expenditures	approx. $33	$70 - $95

Important assumptions underpinning Akorn’s 2016 guidance include the following:

  No new product approvals are included in guidance. Akorn’s guidance only contemplates launches of products approved by the FDA as of March 22, 2016 along with the full year contribution of products launched in 2015.  Products that are not yet approved by the FDA are not included in Akorn’s 2016 financial guidance.
  Competition on existing products. Akorn expects incremental competition on Ephedrine Sulfate Injection, USP and Nembutal® Sodium Solution.
  Several incremental investments are included in adjusted 2016 guidance. Akorn’s adjusted 2016 guidance includes incremental investments in manufacturing optimization and serialization initiatives, research & development initiatives, and investment in Akorn India that result in an approximate $0.10 per share impact to the Company’s 2016 adjusted non-GAAP EPS expectations.

Capital Position, Leverage and Liquidity

Reflective of Akorn’s voluntary partial prepayment of $200 million of its outstanding term loan facility on February 16, 2016, the Company’s unaudited liquidity position at December 31, 2015 and February 29, 2016 is detailed in Table 2 below. As of December 31, 2015 and February 29, 2016, there was approximately $43 million outstanding in convertible notes due June 2016 included in Akorn’s short- and long-term debt balances. As previously disclosed, Akorn intends to settle its outstanding convertible notes in shares of Akorn common stock upon conversion or at maturity on June 1, 2016.

Akorn ended 2015 with a net debt to adjusted EBITDA ratio of approximately 1.6x and, absent any significant business development transactions, expects to end 2016 with a net debt to adjusted EBITDA ratio of approximately 1.0x. Akorn expects to generate between $225 million and $250 million in cash from operations in 2016.

Table 2: Preliminary Cash and Unaudited Debt Balances

Unaudited; values in millions	December 31, 2015	February 29, 2016
Cash & cash equivalents	$346.2	$226.3
Short- and long-term debt	$1,074.0	$874.7

R&D Update

As of February 29, 2016, Akorn had 87 ANDAs pending at the FDA, representing approximately $9.3 billion in annual branded and generic market value according to IMS Health. Akorn has over 65 additional ANDAs in various stages of development, representing approximately $12 billion in annual branded and generic market value according to IMS Health.

Akorn has received correspondence in the form of Complete Response Letters or Information Requests covering approximately 50 pending ANDAs, indicating to Akorn that the FDA is actively reviewing these filings. While subject to FDA review, Akorn expects that it could receive approval for up to half of these filings within the next 12 months; the annual market value of these near-term approvable filings is approximately $1 billion according to IMS Health.

In 2015 Akorn and its development partners received 11 ANDA product approvals, one NDA product approval and two tentative ANDA approvals from the FDA along with a significant new product supplementary ANDA approval for Myorisan™ 30mg Capsules.  In addition, Akorn received two abbreviated new animal drug application (ANADA) product approvals for veterinary products in 2015.

For the year ended December 31, 2015, Akorn filed 18 ANDAs and one NDA with FDA.

Table 3: Status of Akorn Pending ANDA Filings, February 29, 2016

Filed Age		Tentative		<24 months		24-36 months		>36 months		Total
values in millions USD		Count	Value*	Count	Value*	Count	Value*	Count	Value*	Count	Value*
Ophthalmic	Brand	5	637	4	414	1	36	6	3,267	16	4,354
	Generic	-	-	3	225	1	8	7	290	11	523
Injectable	Brand	1	494	6	1,612	-	-	3	329	10	2,436
	Generic	-	-	10	481	7	284	8	268	25	1,032
Topical	Brand	-	-	2	22	-	-	1	31	3	53
	Generic	-	-	6	380	3	77	-	-	9	458
Other	Brand	-	-	1	31	-	-	-	-	1	31
	Generic	-	-	5	231	3	80	4	52	12	362
Total		6	1,131	37	3,398	15	484	29	4,237	87	9,250

*The IMS market value, shown in millions USD, is based on IMS data for the trailing 12 months ended January 31, 2016 and excludes any trade and/or customary allowances and discounts. The IMS market value is not a forecast of Akorn’s potential future sales. Value columns and rows may not add due to rounding.

Product Launch Update

In 2015, Akorn launched 12 new products or product forms, representing approximately $577 million in annual branded and generic market value according to IMS Health. Akorn has launched two products so far in 2016.

Table 4: 2015 Product Launches

Product	Type of Launch	Launch Month	IMS Estimated Market Value*
Amantadine Oral Suspension, USP, 10mL Unit Dose Cups	Line Extension	January 2015	$4.2
Dronabinol Capsules, USP CIII, 2.5mg, 5mg and 10mg	New Product	February 2015	$119.6
Ethambutol Tablets 100 mg and 400 mg	Re-Launch	March 2015	$6.6
Dexmedetomidine Injection, 200 mcg/2 mL, single-use vial	New Product	March 2015	$59.1
Acetaminophen & Codeine Phosphate Oral Solution, USP CV, Unit Dose Cups	Line Extension	March 2015	$0.7
Phenylephrine HCl Ophthalmic Solution, USP, 2.5% and 10%	Re-Launch	March 2015	$39.1
Acetylcysteine Injection, 200 mg/mL single-use vial	New Product	July 2015	$28.3
Promethazine HCl and Phenylephrine HCl Syrup	New Product	August 2015	$8.3
Promethazine HCl, Phenylephrine HCl and Codeine Phosphate Syrup CV	New Product	August 2015	$13.1
MyorisanTM (isotretinoin) 30mg capsules	Line Extension	September 2015	$223.8
Doxercalciferol Injection Solution, 4 mcg/2 mL, 2 mL single-use vial	New Product	September 2015	$69.1
Tobramycin Injection, USP 40 mg/mL in 2 ml and 30 mL multi-dose vials	New Product	December 2015	$4.9
Buprenorphine and Naloxone Sublingual Tablets CIII	New Product	January 2016	$260.9
Cyclopentolate HCl 0.5% Ophthalmic Solution, USP	Line Extension	March 2016	$0.7

*The IMS market value, shown in millions USD, is based on IMS data for the trailing 12 months ended January 31, 2016 and excludes any trade and/or customary allowances and discounts. The IMS market size is not a forecast of Akorn’s potential future sales.

Information Regarding Preliminary Unaudited Results

The financial results presented in this release are preliminary and may change subject to the completion of the audit by Akorn’s independent registered public accounting firm. These preliminary results include calculations and projections that have been prepared by Akorn management and there can be no assurance that Akorn’s actual financial results will not materially differ from the preliminary unaudited financial data presented herein. In addition, the preliminary unaudited financial data presented for 2015 is summary in nature and should not be viewed as a substitute for the full financial information prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), which is expected to be filed with the SEC at a later date. Please see the “Restatement Update” and “Forward Looking Statements” sections of this press release for further information.

Conference Call and Webcast Details

Akorn’s management will hold a conference call with interested investors and analysts at 10:00 a.m. EDT today, March 22, 2016 to discuss these updates in more detail. The dial-in number to access the call is (888) 357-9787 in the U.S. and Canada and +1 (503) 406-4383 for international callers. The conference ID is 59311299. To access the live webcast, please go to Akorn’s Investor Relations web site at http://investors.akorn.com.

A webcast replay of the conference call will be available shortly following the conclusion of the call and will be available for 90 days following the call. To access the webcast replay, please go to Akorn’s Investor Relations web site at http://investors.akorn.com.

About Akorn

Akorn, Inc. is a specialty generic pharmaceutical company engaged in the development, manufacture and marketing of multisource and branded pharmaceuticals. Akorn has manufacturing facilities located in Decatur, Illinois; Somerset, New Jersey; Amityville, New York; Hettlingen, Switzerland and Paonta Sahib, India that manufacture ophthalmic, injectable and specialty sterile and non-sterile pharmaceuticals. Additional information is available on Akorn’s website at www.akorn.com.

Non-GAAP Financial Measures

To supplement Akorn’s financial guidance presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP (also referred to as “adjusted” or “non-GAAP adjusted”) financial measures in this press release and the accompanying tables, including EBITDA, adjusted EBITDA, adjusted net income, adjusted diluted earnings per share, adjusted revenues, adjusted gross margin, adjusted SG&A, adjusted R&D and adjusted non-operating expense. These non-GAAP measures adjust for certain specified items that are described in the release. The Company believes that each of these non-GAAP financial measures are helpful in understanding its past financial performance and potential future results, particularly in light of the effect of various acquisition and divestiture transactions effected by the Company.  The non-GAAP financial measures are not meant to be considered in isolation or as a substitute for or superior to comparable GAAP measures.

Akorn’s management uses adjusted EBITDA, adjusted net income and adjusted diluted earnings per share in managing and analyzing its business and financial condition. Akorn’s management believes that the presentation of these and other non-GAAP financial measures provide investors greater transparency into Akorn’s ongoing results of operations allowing investors to better compare the Company’s results from period to period.

Investors should note that these non-GAAP financial measures used to present financial guidance are not prepared under any comprehensive set of accounting rules or principles and do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. Investors should also note that these non-GAAP financial measures have no standardized meaning prescribed by GAAP and, therefore, have limits in their usefulness to investors. In addition, from time-to-time in the future there may be other items that the Company may exclude for purposes of its non-GAAP financial measures; likewise, the Company may in the future cease to exclude items that it has historically excluded for purposes of its non-GAAP financial measures. Because of the non-standardized definitions, the non-GAAP financial measures as used by Akorn in this press release and the accompanying tables may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by the Company’s competitors and other companies.

Set forth below is the definition of each non-GAAP financial measure as used by the Company in this press release and a full reconciliation of each non-GAAP financial measure to the most closely applicable GAAP financial measures.

EBITDA, as defined by the Company, represents net income before net interest expense, income tax expense, depreciation and amortization.

Adjusted EBITDA, as defined by the Company, is calculated as follows:
Net income, plus:

  Interest income (expense), net
  Provision for income taxes
  Depreciation and amortization
  Amortization of acquisition related inventory step-up
  Non-cash expenses, such as share-based compensation expense, and amortization of deferred financing costs
  Other adjustments, such as legal settlements, restatement expenses and various acquisition and disposition related expenses
  Less gains (or plus losses) on foreign currency transactions

Adjusted EBITDA is deemed by the Company to be a useful performance indicator because it includes an add back of non-cash and non-recurring operating expenses which have little to no bearing on cash flows and may be subject to uncontrollable factors not reflective of the Company's true operational performance.

Adjusted net income, as defined by the Company, is calculated as follows:
Net income, plus:

  Intangible asset amortization
  Non-cash expenses, such as non-cash interest, share-based compensation expense, and amortization of financing costs
  Other adjustments, such as legal settlements, restatement expenses and various acquisition and disposition related expenses
  Amortization of acquisition-related inventory step-up
  Less gains (or plus losses) on foreign currency transactions
  Less gains related to acquisitions and divestitures
  Less an estimated tax provision, net of the benefit from utilizing net operating loss carry-forwards effected for the adjustments noted above

Adjusted diluted earnings per share is equal to adjusted net income divided by the actual or anticipated diluted share count for the applicable period. The Company believes that adjusted net income and adjusted diluted earnings per share are meaningful financial indicators, to both Company management and investors, in that they exclude non-cash income and expense items that have no impact on current or future cash flows, as well as other income and expense items that are not expected to recur and therefore are not reflective of continuing operating performance.

Net debt, as defined by the Company, is gross debt including Akorn’s term loan, convertible notes and revolving debt balances (if applicable) less cash and cash equivalents.

In addition, as used in this press release, (i) adjusted gross margin excludes amortization of inventory step-up and share-based compensation expense; (ii) adjusted SG&A excludes amortization, financial restatement expenses, acquisition-related expenses, and share-based compensation expense; (iii) adjusted R&D excludes share-based compensation expense and impairment of IPR&D; (iv) adjusted other non-operating income excludes non-cash interest, cash interest on convertible debt outstanding, the amortization of deferred financing, the impact of litigation settlements, foreign currency adjustments and gains or loss on the sale or purchase of assets; and (v) adjusted tax and adjusted tax rate exclude the impact of the above adjustments on tax.

The shortcomings of non-GAAP financial measures as guidance or performance measures are that they provide a view of the Company’s results of operations without including all events during a period. For example, Adjusted EBITDA does not take into account the impact of capital expenditures on either the liquidity or the financial performance of the Company and likewise omits share-based compensation expenses, which may vary over time and may represent a material portion of overall compensation expense. Adjusted net income does not take into account non-cash expenses that reflect the amortization of past expenditures, or include share-based compensation, which is an important and material element of the Company's compensation package for its directors, officers and other key employees. Due to the inherent limitations of non-GAAP financial measures, investors should consider non-GAAP measures only as a supplement to, not as a substitute for or as a superior measure to, measures of financial performance prepared in accordance with GAAP. Investors and other readers are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP measures to their most closely applicable GAAP measures as presented in this press release.

Forward Looking Statements

This press release includes statements that may constitute "forward looking statements", including the expected timing of filings, the expected impact of the restatement on our financial results, projections of sales and revenues, our financial guidance, the timing of filing and the results of ANDAs, and other statements regarding Akorn's launches, regulatory approvals, goals and strategy. When used in this document, the words “anticipate,” “believe,” “estimate” and “expect” and similar expressions are generally intended to identify forward-looking statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Because such statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Factors that could cause or contribute to such differences include, but are not limited to: the difficulty of predicting the timing of the completion of our restatement, its impact on our financial results, and the timing of the related filings; the difficulty of predicting the timing or outcome of product development efforts, including FDA and other regulatory agency approvals and actions, if any; the impact of competitive products and pricing; the susceptibility of our generic and off-patent pharmaceutical products to competition, substitution policies and reimbursement policies of the government; the timing and success of product launches; difficulties or delays in manufacturing; the availability and pricing of third party sourced products and materials; successful compliance with FDA and other governmental regulations; the continuing consolidation of our customer base, which could adversely affect sales of our products; our dependence on a small number of distributors, the loss of any of which could have a material adverse effect; changes in the laws and regulations and such other risks and uncertainties outlined in Akorn's public filings with the SEC and in other written or oral investor communications.  Other factors besides those listed there could also adversely affect our results.  Except as expressly required by law, Akorn disclaims any intent or obligation to update these forward-looking statements.

The addressable IMS market value figures presented in this press release outline the approximate aggregate size of the potential market, as estimated by IMS Health, and are not forecasts of our future sales.

Additional Financial Tables and Supplemental Information

2015 Preliminary Revenue Not Comparable to Previous Guidance

Akorn’s preliminary estimated revenue of approximately $985 million is not comparable to the Company’s prior guidance of adjusted revenue of between $970 million and $980 million as prior guidance excluded approximately $14 million in costs associated with competitive pricing actions. It is Akorn’s practice to not exclude such costs in adjusted net revenue guidance. A reconciliation of Akorn’s prior guidance including costs associated with competitive pricing actions is provided in the table below.

Table 5: Reconciliation of Prior 2015 Non-GAAP Financial Guidance to Include Costs Associated with Competitive Pricing Actions

Unaudited; values in millions, except percentages	Prior Guidance, November 4, 2015	Impact of Competitive Pricing Actions	Recast November 4, 2015 Guidance Including Competitive Pricing Actions	2015 Non-GAAP Adjusted Preliminary Estimates
Adjusted estimated net revenue	$970 - $980	($14)	$956 - $966	approx. $985
Adjusted gross margin percentage	61.5% - 62.0%	(1.0%)	60.5% - 61.0%	60.8%
Adjusted diluted earnings per share	$1.93 - $1.98	($0.07)	$1.86 - $1.91	$1.93

Table 6: Reconciliation of Preliminary 2015 Non-GAAP Financial Results from Unaudited Preliminary 2015 GAAP Financial Results

Unaudited; values in millions, except per share amounts and percentages	Unaudited GAAP Estimate	Net Adjustment	Preliminary Adjusted Non-GAAP Estimate
Net revenue	approx. $985	$0	approx. $985	a
Gross margin percentage	60.2%	0.7%	60.8%	b
SG&A expense	approx. $261	($137)	approx. $123	c
R&D expense	approx. $41	($3)	approx. $38	d
Non-operating expense	approx. $62	($12)	approx. $50	e
Net income	approx. $143	$100	approx. $243	f
Diluted earnings per share	$1.14	$0.79	$1.93	g

a - There are no non-GAAP adjustments to preliminary net revenue.
b - The adjustment to expected 2015 gross margin percentage reflects the expected amortization of inventory step-up and share-based compensation. Net adjustment does not add due to rounding.
c - The adjustment to expected 2015 SG&A expense reflects amortization, financial restatement expenses, impairment of certain intangible assets, share-based compensation and acquisition-related expenses. Net adjustment does not add due to rounding.
d - The adjustment to expected 2015 R&D expense reflects share-based compensation and an impairment of IPR&D.
e - The adjustment to expected 2015 non-operating expense includes non-cash interest, cash interest on convertible debt, the amortization of deferred financing costs, the impact of litigation settlements, foreign currency adjustments and gains or loss on the sale or purchase of assets.
f - Please see Table 7 of this press release for a full detail of adjustments to arrive at projected non-GAAP adjusted net income.
g - The adjustment to expected 2015 diluted EPS represents the cumulative effect of the above adjustments on net income divided by expected fully diluted shares outstanding.

Table 7: Reconciliation of 2015 Non-GAAP Adjusted Preliminary Net Income from Unaudited Preliminary GAAP Net Income

Unaudited; values in millions, except per-share amounts	2015 Preliminary
GAAP NET INCOME (unaudited)	$143
Add:
Intangible asset amortization expense	$66
Share-based compensation expense	$14
Interest on convertible debt	$3
Amortization of deferred financing costs	$4
Restatement expense	$27
Other adjustments	$45
Subtract:
Tax effect of adjustments	($60)
Non-GAAP adjusted net income	$243
Non-GAAP adjusted diluted earnings per share	$1.93
Shares used in computing diluted earnings per share	approx. 125.7

Table 8: Reconciliation of 2015 Preliminary Adjusted EBITDA from Preliminary EBITDA

Unaudited; values in millions	2015 Preliminary
GAAP NET INCOME (unaudited)	$143
Add:
Depreciation & amortization expense	$84
Interest expense, net (cash & non-cash)	$52
Income tax provision	$85
EBITDA	$365
Add:
Share-based compensation expense	$14
Amortization of deferred financing costs	$4
Restatement expense	$27
Other adjustments	$45
Adjusted EBITDA	$455

Table 9: Reconciliation of 2016 Non-GAAP Financial Guidance from 2016 GAAP Financial Guidance

Unaudited; values in millions, except per share amounts and percentages	GAAP Estimate	Net Adjustment	Adjusted Non-GAAP Estimate
Net revenue	$1,060 - $1,080	0	$1,060 - $1,080	a
Gross margin percentage	61% - 62%	0	61% - 62%	b
SG&A expense	$226 - $231	($93)	$133 - $138	c
R&D expense	$44 - $47	($1)	$43 - $46	d
Non-operating expense	approx. $53	($12)	approx. $41	e
Net income	$197 - $210	$68	$265 - $277	f
Diluted earnings per share	$1.56 - $1.66	$0.54	$2.10 - $2.20	g

a - There are no non-GAAP adjustments to preliminary net revenue.
b - There is a minimal impact to expected non-GAAP adjusted gross margin from share-based compensation expense.
c - The adjustment to expected 2016 non-GAAP adjusted SG&A expense reflects amortization, financial restatement expenses, and share-based compensation expense.
d - The adjustment to expected 2016 non-GAAP adjusted R&D expense reflects share-based compensation expense.
e - The adjustment to expected 2016 non-GAAP adjusted non-operating expense includes non-cash interest, cash interest on convertible debt outstanding and the amortization of deferred financing costs.
f - Please see Table 10 of this press release for a full detail of adjustments to arrive at projected non-GAAP adjusted net income. Net adjustment does not add due to rounding.
g - The adjustment to expected 2016 non-GAAP adjusted diluted EPS represents the cumulative effect of the above adjustments on net income divided by expected fully diluted shares outstanding.

Table 10: Reconciliation of 2016 Non-GAAP Adjusted Net Income Guidance from GAAP Net Income Guidance

Unaudited; values in millions, except per-share amounts	2016 Guidance
GAAP NET INCOME	$197 - $210
Add:
Intangible asset amortization expense	$66
Share-based compensation expense	$18
Interest on convertible debt	$1
Amortization of deferred financing costs	$11
Restatement expense	$13
Subtract:
Tax effect of adjustments	($41)
Non-GAAP adjusted net income	$265 - $277
Non-GAAP adjusted diluted earnings per share	$2.10 - $2.20
Shares used in computing diluted earnings per share	126

Table 11: Reconciliation of 2016 Adjusted EBITDA Guidance from EBITDA Guidance

Unaudited; values in millions	2016 Guidance
GAAP NET INCOME	$197 - $210
Add:
Depreciation & amortization expense	$83
Interest expense, net (cash & non-cash)	$42
Income tax provision	$121 - $128
EBITDA	$443 - $463
Add:
Share-based compensation expense	$18
Amortization of deferred financing costs	$11
Restatement expense	$13
Adjusted EBITDA	$485 - $505

Investors/Media:
Dewey Steadman
Executive Director, Investor Relations
(847) 582-6923
investor.relations@akorn.com